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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Gulf South Medical Supply:


We consent to the incorporation by reference in the Joint Proxy Statement/ Prospectus of Physician Sales and Service, Inc. and of Gulf South Medical Supply, Inc. that is made a part of this registration statement (No. 333-44323) on Form S-4, of our report dated April 10, 1996, with respect to the consolidated balance sheets of Gateway Healthcare Corporation and subsidiary, a then majority-owned subsidiary of North American Fund II, as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years then ended, which report appears in the Form 8-K/A of Gulf South Medical Supply dated March 11, 1997, and to the reference to our firm under the caption "Experts."


                                        /s/ KPMG Peat Marwick LLP

Richmond, Virginia
February 20, 1998